Exhibit 99.1

Contact:
Warren Wilkinson
V.P. Government Affairs and Corporate Communications
Republic Airways Holdings Inc.
(317) 484-6042

REPUBLIC AIRWAYS HOLDINGS SELLS DELTA BANKRUPTCY CLAIM

Indianapolis, Indiana (April 9, 2007) - Republic Airways Holdings Inc. (NASDAQ:RJET) announced today that it has sold the Company’s $91,000,000 pre-petition unsecured creditor claim in Delta Air Lines bankruptcy for $44,590,000. The transaction will close on April 11, 2007.

On March 27, 2007 The United States Bankruptcy Court for the Southern District of New York approved the Delta Connection Agreement between Delta Air Lines and Republic Airways Holdings subsidiaries, Chautauqua Airlines and Shuttle America. Further information related to this transaction can be found in the 8K document filed with the Securities and Exchange Commission File number 000- 49697.

Republic Airways Holdings, based in Indianapolis, Indiana is an airline holding company that owns Chautauqua Airlines, Republic Airlines and Shuttle America. The airlines offer scheduled passenger service on over 1,000 flights daily to 108 cities in 36 states, Canada, Mexico and the Bahamas through airline services agreements with six U.S. airlines. All of the airlines’ flights are operated under their airline partner brand, such as AmericanConnection, Delta Connection, United Express, US Airways Express, Continental Express and Frontier Airlines. The airlines currently employ approximately 3,900 aviation professionals and operate 189 regional jets.